Exhibit 23.1


                                    CONSENT OF INDEPENDENT
                                 CERTIFIED PUBLIC ACCOUNTANTS


Agree Realty Corporation
Farmington Hills, MI

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 14, 1997 relating to the financial statements and schedule of Agree Realty Corporation (the "Company") and the Agree Predecessors appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                                   /s/ BDO Seidman, LLP
                                                   BDO Seidman, LLP

Troy, Michigan
November 4, 1997